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                                                                   EXHIBIT 10.20

                                PROMISSORY NOTE

                                                                2 November, 1998


FOR VALUE RECEIVED, Theo Schnitfink, an individual residing at Dobbelaan 36, 1394 Lt Nederhorst, Den Berg, NLD (the "Maker"), promises to pay to the order of Cambridge Technology Partners (Massachusetts), Inc., the principal sum of 200,000.00, Netherlands Guilders together with interest thereon from the date hereof on the unpaid principal balance thereof from time to time outstanding, on the earliest to occur of: (a) October 31, 1999, and (b) the date the Maker ceases to be employed by Cambridge Technology Partners (Massachusetts), Inc. or one of its subsidiaries (the "Maturity Date"). Interest on the unpaid principal balance hereof shall accrue from and including the date hereof to the date such principal amount is paid at the annual rate of 5.06%. Interest on the unpaid principal balance of this Promissory Note (the "Note") shall be payable on the Maturity Date.

Payments of both principal and interest are to be made at the principal offices of Cambridge Technology Partners (Massachusetts), Inc., located at 304 Vassar Street, Cambridge, Massachusetts 01239, or such other place as Cambridge Technology Partners (Massachusetts), Inc., designates to be Maker in writing, in lawful money of the United States of America. Interest shall be computed on the basis of a 360-day year and twelve 30-day months.

No delay or omission on the part of Cambridge Technology Partners (Massachusetts), Inc., in exercising any right hereunder shall operate as a waiver of such right or of any other right of Cambridge Technology Partners (Massachusetts), Inc., nor shall any delay, omission or waiver on any one occasion be deemed to bar to or waiver of the same of any other right on any future occasion.

This Note may be prepaid at any time, in whole or in part, by the Maker without penalty.

The Maker hereby waives presentment, demand, protest, and notice of every kind. The Maker shall pay on demand all costs, including court costs and reasonable attorneys' fees, paid or incurred by Cambridge Technology Partners (Massachusetts), Inc., in enforcing the Note upon default.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed under seal, as of the date first above written.

                                             MAKER


Witness: /s/ James P. O'Hare                 /s/ Theo Schnitfink
         -----------------------------       ----------------------------------
               James P. O'Hare                      Theo Schnitfink